UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2017, a wholly-owned subsidiary of MGP Ingredients, Inc. ("MGP" or "Company") entered into an Agreement and Plan of Merger ("Merger Agreement") that would result in a sale of its thirty percent equity ownership interest in Illinois Corn Processing, LLC ("ICP") to Pacific Ethanol Central, LLC ("Pacific Ethanol").

ICP produces high quality food grade alcohol, chemical intermediates, and fuel at its Pekin, Illinois facility. Illinois Corn Processing Holdings, Inc., an affiliate of SEACOR Holdings, Inc., holds the remaining equity in ICP and is also a party to the Merger Agreement.

At the closing of the transaction, the aggregate $76.0 million purchase price will be paid in proportion to the ICP members' equity ownership percentage in a combination of $30.0 million in cash (less a $2.0 million deposit paid at the signing of the Merger Agreement, which will be retained) and through the issuance of secured promissory notes with an aggregate principal amount of $46.0 million. Pacific Ethanol has the option to increase the cash portion of the consideration to $76.0 million and eliminate the obligation to deliver secured promissory notes at the closing of the transaction. MGP is expected to receive at the closing cash consideration of $9.0 million, less its share of transaction expenses and after the adjustments referenced below, as well as a separate secured promissory note in the principal amount of $13.8 million (the "Note"). The purchase price is subject to customary pre- and post-closing adjustments, including an adjustment based on the working capital of ICP. The Merger Agreement also contemplates a special distribution of all of ICP's cash and cash equivalents to equity owners prior to the closing. On June 26, 2017, ICP’s Board of Directors approved an initial distribution of $22.0 million. In addition, MGP anticipates another smaller distribution at the time of closing.

The principal amount of the Note to be received at the closing will be subject to adjustment based on the working capital of ICP as of the closing date. At the closing, ICP Merger Sub and ICP will merge, with ICP surviving and becoming the obligor on the Note. The Note will be secured by, among other things, all of the limited liability company interests issued by ICP, as well as all of the property and assets of ICP following the closing. The Note will bear interest at LIBOR plus an applicable margin. The margin is 5% for the first three months the Note is outstanding, 8% for the next three months, and 10% at all times thereafter. The Note matures 18 months from the closing of the merger transaction. The Note may be prepaid without penalty or premium. The Note requires mandatory prepayment in certain circumstances as a result of the receipt of cash proceeds by the maker from the sale or other disposition of the property which is collateral under the Note. The Note includes customary representations and warranties and events of default.

The Agreement contains customary representations, warranties and covenants, including covenants with respect to the operation of ICP prior to the closing of the merger transaction. Many of the representations made by MGP and the other seller are subject to and qualified by materiality or similar concepts. The Merger Agreement includes indemnification provisions pursuant to which, among other things, MGP and the other seller have agreed to indemnify Pacific Ethanol for losses arising from certain breaches of the Merger Agreement, subject to customary limitations set forth in the Merger Agreement.

The transaction is subject to customary closing conditions, including (1) the receipt of all required governmental approvals, (2) the absence of any law or order which has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transaction and (3) there not being any event, circumstance or occurrence that has or would reasonably be likely to have a material adverse effect on ICP's business, operations or assets.

The above description of the Merger Agreement is qualified in its entirety by the terms of the Merger Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

On June 27, 2017, MGP issued a press release announcing its entry into the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

In connection with the receipt of the initial net cash proceeds from the merger transaction together with the funds received in a cash distribution from ICP ($6.6 million was declared on June 26, 2017) prior to the merger, MGP expects that its Board of Directors will declare a special dividend of approximately $0.85 per share of common stock outstanding, or approximately $14.5 million in the aggregate.

Effects of Transaction in 2017

Income from MGP's ownership interest in ICP is reported as equity method investment earnings. The transaction will not affect MGP's sales or operating income, but will reduce MGP's net income by eliminating equity method investment earnings after the date of closing. For the quarter ended March 31, 2017, MGP reported equity method investment earnings of $471,000 or $0.02 per share. For the year ended December 31, 2016, MGP reported equity method investment earnings of $4.0 million from its ownership of ICP, or $0.17 per share.

The transactions contemplated by the Merger Agreement would result in a gain on sale of equity method investment, net of tax, of approximately $8.0 million. This pro forma financial information is presented for illustrative purposes only, is based on certain assumptions that we believe are reasonable, and is not necessarily indicative of the results of the contemplated transaction.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as well as historical information. All statements, other than statements of historical facts, included in this filing regarding the closing of the transactions contemplated by the Merger Agreement, and our prospects, plans (including special dividend plans), financial position, business strategy, guidance on growth in operating income, revenue, gross margin, and future effective tax rate may constitute forward-looking statements. Forward-looking statements are usually identified by or are associated with such words as "intend," "plan," "believe," "estimate," "expect," "anticipate," "hopeful," "should," "may," "will," "could," "encouraged," "opportunities," "potential" and/or the negatives or variations of these terms or similar terminology. They reflect management's current beliefs and estimates and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. The risks and uncertainties in connection with such forward-looking statements related to the proposed transactions include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the proposed transactions; the possibility of non-consummation of the proposed transactions and the termination of the Merger Agreement; the failure to satisfy any of the conditions to the closing of the merger in the Merger Agreement; adverse effects on the Company’s common stock because of the failure to complete the proposed merger transaction; and the dependence of the proposed special dividend of the consummation of the merger transaction. For further information on other risks and uncertainties that may affect our business see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2016.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
2.1 Agreement and Plan of Merger, dated June 26, 2017, by and among Pacific Ethanol Central, LLC, ICP Merger Sub, LLC, Illinois Corn Processing, LLC, Illinois Corn Processing Holdings Inc., and MGPI Processing, Inc. *

99.1	Press release dated June 27, 2017
_____________________
*The Agreement and Plan of Merger filed as Exhibit 2.1 omits certain exhibits and the disclosure schedules to the Merger Agreement pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to furnish on a supplemental basis a copy of the omitted exhibits and schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: June 27, 2017                By: /s/ Thomas K. Pigott______________________________
Thomas K. Pigott, Vice President and Chief Financial Officer